SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this "**Agreement**") is made and entered into as of January 3, 2005 (the "Effective Date"), by and among (a) RAYBOR MANAGEMENT, INC., an Delaware corporation (the "**Company**"), (b) C_3 CAPITAL PARTNERS, L.P., a Delaware limited partnership, its successors and assigns (together with its successors and assigns, the "**Investor**"), and (c) JEFFREY D. HOYAL and DENNIS L. SIMPSON, their respective successors and assigns (together with their respective successors and assigns, the "**Management Shareholders**"). The Investor and the Management Shareholders are collectively referred to herein as the "**Shareholders**."

RECITALS

The following recitals are a material part of this Agreement.

WHEREAS, the Company is authorized to issue an aggregate of up to 6,494,804 shares common stock, .0001 par value per share; and

WHEREAS, the Company owns shares of common stock of IC Marketing, Inc. ("**ICM**"), American Consumer Publishing Association, Inc. ("**ACPA**") and Back 2 Back's, Inc. ("**B2B**") (collectively, the "**Subsidiaries**"); and

WHEREAS, the Company, the Investor and the Management Shareholders desire to enter into an agreement among themselves concerning, among other things, the transfer or other disposition of securities of the Company and the Subsidiaries and the governance of the Company and the Subsidiaries;

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. The following terms shall have the following meanings:

"**Affiliate**" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, provided that no Person shall be deemed an Affiliate of any other Person solely by reason of any investment in the Company. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

"**Board**" means the Board of Directors of the Company.

"**Business Day**" shall mean any day on which banking institutions in Missouri, are not authorized or obligated by law to close.

"**Commission**" means the United States Securities and Exchange Commission or any successor agency.

"**Common Stock**" means the Company's common stock, $.0001 par value per share, any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

"**Exempt Transfer**" means any Transfer by a Management Shareholder to a non-affiliate pursuant to (i) any bona fide public sale of shares in an open market transaction under Rule 144 of the Securities Act (or any successor rule) if such sale is in compliance with the requirements of paragraphs (c), (d), (e), (f) and (g) of such Rule 144, and (ii) other Transfer by means of a privately negotiated transaction, but in no event in the case of (i) or (ii) shall the shares involved in such Transfer (when added to all other shares sold by such selling Management Shareholder in earlier Exempt Transfers) exceed 10% of the shares of Common Stock then owned by the selling Management Shareholder. Exempt Transfer shall also mean any Transfers by a Management Shareholder pursuant to a bona fide underwritten public offering registered under the Securities Act and Transfers by a Management Shareholder to the Company pursuant to the "Call Options" as defined in the Warrants.

"**Fair Market Value**" of Shares as of a particular date means the fair market value per Share as determined in good faith by the Board and the Majority Holders, whose determination shall be conclusive.

"**Investor Shares**" shall mean all Shares of Common Stock originally issued to Investor, and all shares of Common Stock issued or issuable with respect to, in exchange for, or upon conversion of any such Shares or Warrants issued to Investor.

"**Involuntary Transfer**" means any transfer, proceeding or action (other than to a Permitted Transferee) by or in which a holder of Shares or Warrants shall be deprived or divested of any right, title or interest in or to any such Shares or Warrants, including, without limitation, any seizure under levy of attachment or execution, any foreclosure upon a pledge of such Shares or Warrants, any transfer in connection with bankruptcy (whether pursuant to the filing of a voluntary or an involuntary petition under the Federal Bankruptcy Code of 1978, or any modifications or revisions thereto) or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, or any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property.

"**Liens**" means any and all liens, claims, options, charges, encumbrances, voting trusts, irrevocable proxies or other rights of any kind or nature.

"**Majority Holders**" means the holders at the relevant time of not less than sixty-six and two-thirds percent (66 2/3%) of the Investor Shares. For the purposes of this definition, a holder of Warrants shall be deemed to hold all Shares purchasable upon exercise of those Warrants.

"**Notes**" means the Company's promissory notes issued to the Investor.

"**Permitted Transferee**" means:

(a) as to any holder of Shares or Warrants who is a natural person, (i) the successors in interest to such holder, in the case of a Transfer upon the death of such holder, (ii) such holder's spouse, parents and children (whether by blood or adoption, and including stepchildren), and (iii) in the case of a Transfer during such holder's lifetime, any Person in which no Person has any interest (directly or indirectly) except for such holder, such holder's spouse, parents and children (whether by blood or adoption, and including stepchildren); provided, that in respect of any Transfer by any holder of Shares or Warrants during such Shareholder's lifetime pursuant to clause (ii) or (iii), such holder shall retain voting power, if any, over all of the outstanding Shares (or all of the Shares underlying the Warrants) being Transferred; and provided further, that in the case of a Transfer to a Person (such as a partnership or a trust) as to which a governing instrument exists, (x) such holder shall furnish a copy of such governing instrument to the Company and the Investor in advance, (y) the Majority Holders shall be reasonably satisfied that the terms of such governing instrument shall not be inconsistent with the terms of this Agreement and (z) such Person shall agree in writing that, during the period that such Shares or Warrants are held by such Person, the relevant holder shall ensure that the terms of such governing instrument shall not be amended in any manner that results in such governing instrument being inconsistent with the terms of this Agreement.

(b) as to any holder of Shares or Warrants which is a trust, all the beneficiaries of which are natural persons, such beneficiaries or the grantor of the trust;

(c) as to any holder of Shares or Warrants which is a limited partnership, any limited or general partner of such holder;

(d) as to any holder of Shares or Warrants, a bank or other financial institution to whom Shares or Warrants are Transferred by way of pledge or to whom Shares are Transferred upon the foreclosure thereof; provided, however, that as to any holder of Shares or Warrants, any such pledge must be approved in advance by a majority of the disinterested directors of the Board of the Company; and

(e) as to any holder of Shares or Warrants which is a corporation, any Shareholder of such holder;

provided, in each such case, that prior written notice of any such Transfer is given to the Company and the Investor' by such holder and that the Permitted Transferee shall agree in advance of such Transfer to be designated as a Shareholder, and to be bound by the terms of this

Agreement pursuant to a written agreement reasonably satisfactory to the Investor and the Company.

"Person" means a company, a corporation, an association, a partnership, a limited liability company, an organization, a joint venture, a trust or other legal entity, an individual, a government or political subdivision thereof or a governmental agency.

"Qualified Public Offering" means a public offering of Common Stock or other equity securities of the Company or its successor, as applicable; in which the Company or its successor, as applicable, is valued on a pre-offering basis at $25,000,000 or more and in which the Company or its successor receives net proceeds of at least $10,000,000.

"Qualified Sale" means any merger, consolidation, change of control, liquidation or sale of all or substantially all of the Company's shares of capital stock or assets or the assets of any of its Subsidiaries (or shares of capital stock of any Subsidiary if subsequently held by the Company's stockholders) whereby the cash proceeds or the Fair Market Value of marketable securities issued in exchange for the sale of the Company's shares of capital stock (or any Subsidiary, as the case may be) (as determined on the effective date of such exchange) result in an aggregate gross proceeds in cash and/or stock to the holders of the Company's capital stock, in respect of their capital stock and exclusive of any amount received in payment of a debt, of at least $25 million.

"Securities Purchase Agreement" means the Securities Purchase Agreement, dated January 3, 2005, by and among the Company, C_3 and certain other parties, as it may be supplemented, amended, or modified from time to time in accordance with the provisions thereof.

"Shares" means shares of Common Stock now or hereafter issued to or acquired by the Shareholders and all shares of capital stock of the Company, including the Common Stock and all or other securities of the Company or any successor of the Company issued or issuable as a result of any stock dividends on, or stock split or reclassification or conversion of, or in exchange for, any such Common Stock or issued or issuable with respect to such Common Stock in connection with any merger or reorganization or similar transaction involving the Company.

"Subsidiary Common Stock" means the common stock of ICM, the common stock of ACPA, and the common stock of B2B.

"Transfer" shall mean, when used as a verb, to sell, assign, convey, encumber, pledge, hypothecate, give away, or in any other manner dispose of or transfer, whether voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

"Warrants" means the Warrants of the Company issued to the Investor.

2. Compliance with Securities Laws.

2.1 Restrictions on Transfer. Notwithstanding anything herein to the contrary, each Shareholder agrees that, prior to making any Transfer of any Shares or Warrants (other than a

Transfer to the Company or to another Shareholder as required or permitted by this Agreement), such Shareholder will give written notice to the Company describing the manner of such proposed Transfer. Each such Shareholder further agrees that such proposed Transfer will not be effected until:

(a) the Company has notified such Shareholder that either:

(i) in the opinion of counsel reasonably acceptable to the Company, no registration of such Shares or Warrants under the Act is required in connection with such proposed Transfer; or

(ii) a registration statement under the Securities Act of 1933, as amended (the "**Act**") covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Act; and

(b) the Company has notified such Shareholder that either:

(i) in the opinion of counsel reasonably acceptable to the Company, no registration or qualification under the securities or "blue sky" laws of any state is required in connection with such proposed disposition; or

(ii) compliance with applicable state securities or "blue sky" laws has been effected.

The Company will use all reasonable efforts to respond to any such notice from a Shareholder within ten (10) Business Days of its receipt of such notice.

2.2 Cooperation of Company. In the case of any proposed Transfer under this Section 2, the Company will use all reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, in connection therewith, to register or qualify any securities or quality to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on Transfer contained in this Section 2 shall be in addition to, and not by way of limitation of, any other restrictions on Transfer contained in any other section of this Agreement.

2.3 Rule 144 Acknowledgment. Each Shareholder acknowledges that such Person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Act ("**Rule 144**"), and that such Person has been advised that Rule 144 permits, only under certain circumstances, the resale of restricted securities such as the Shares or Warrant now held or being acquired by such Person contemporaneously with the execution of this Agreement, but that Rule 144 is not currently, and may not in the future become, available to permit resales by such Person of any Shares or Warrants. Each Shareholder understands that, to the extent that Rule 144 is not available, such Person will be unable to sell any Shares or Warrants without either registration under the Act or the existence of another exemption from such registration requirement, and that the Company has no obligation whatsoever (except as set forth herein) to any Shareholder to register any Shares or Warrants.

3. Restrictions on Transfer.

(a) Notwithstanding anything herein to the contrary, no Management Shareholder shall Transfer any Shares to any other Person, until (i) such Person has received the prior written consent of the Company and the Majority Holders, and (ii) the proposed transferee has delivered to the Company and the Investor a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company and the Investor that the Shares to be received by such transferee are subject to all of the applicable provisions of this Agreement and that such transferee is bound hereby and is a party hereto as a Shareholder. This Section 3 shall not apply to any sale of Shares in an underwritten public offering registered under the Act or any sale of Shares to a Permitted Transferee, or Transfers that comply with Section 4 or Section 5 of this Agreement or any Exempt Transfer. The foregoing restriction shall be in addition to, and not in lieu of, the terms of Section 2 of this Agreement. Shares Transferred in compliance with Sections 4 or 5 of this Agreement shall no longer be subject to the terms or restrictions on Transfer set forth in this Agreement.

(b) Any attempted Transfer of Shares not permitted by this Agreement shall be null and void, and to the extent permitted by law, the Company shall not in any way give effect to any such Transfer.

4. First Refusal Rights.

4.1 Bona Fide Offers.

(a) If any Management Shareholder desires to Transfer any Shares (the "**Subject Shares**") to any Person other than a Permitted Transferee (the "**Outside Party**"), such selling Management Shareholder (the "**Selling Party**") shall give written notice (the "**Option Notice**") to the Investor (the "**Non-Selling Parties**") and the Company, setting forth such desire. If a bona fide arm's length written offer has been received (a "**Bona Fide Offer**") by the Selling Party, the Option Notice shall include at a minimum the name and address of the Outside Party and the price and terms of the Bona Fide Offer and shall be accompanied by a copy of the Bona Fide Offer and evidence demonstrating, to the reasonable satisfaction of the Non-Selling Parties, the Outside Party's ability to consummate such offer. If a Bona Fide Offer has not been received by the Selling Party the Option Notice shall include at least the number of Subject Shares the Selling Party desires to transfer and the purchase price therefor and a summary of the other material terms of the proposed transfer. Upon the giving of such Option Notice, the Non-Selling Parties shall have the option to purchase, on a pro rata basis, at the price specified in the Option Notice, all of the Subject Shares specified in the Option Notice, said option to be exercised within fifteen (15) Business Days following the giving of such Option Notice, by giving a counter-notice (a "**Counter-Notice**") to the Selling Party. If the Non-Selling Parties do not elect to purchase the Subject Shares, the Company shall have the right (subject to prior payment in full of the Notes and no existence of an Event of Default under the Securities Purchase Agreement) to purchase the Subject Shares by giving a Counter-Notice within thirty (30) Business Days after the Option Notice is given to the Company. In the event that a determination must be made (as described below) as to the Fair Market Value of non-cash consideration, the fifteen (15) Business Day period and the thirty (30) Business Day period referred to in the immediately preceding

sentences shall be extended to such greater period of time, not to exceed ten (10) additional Business Days. In the event that the Bona Fide Offer provides, in whole or in part, for non-cash consideration, the "price" offered by the Outside Party shall be deemed to be the amount of cash, if any, provided in the Bona Fide Offer plus the Fair Market Value of the non-cash consideration.

(b) Subject to paragraph (e) of this Section 4.1, if any of the Non-Selling Parties and/or the Company elect to purchase the Subject Shares (collectively the "**Purchasing Parties**"), each such Purchasing Party shall be obligated to purchase, and the Selling Party shall be obligated to sell, the Subject Shares at a closing to be held within fifteen (15) Business Days after the giving of the Counter-Notice at the principal executive offices of the Company, or at such other time and place as may be mutually acceptable to the Purchasing Parties and such Selling Party.

(c) If the Non-Selling Parties and/or the Company collectively elect to not purchase the Subject Shares within the time limits specified above, then the Selling Party, at any time within a period of ninety (90) days from the giving of said Option Notice, may Transfer all (but not less than all) of the Subject Shares to the Outside Party at the price and on the terms contained in the Option Notice; provided, however, that in the event such Selling Party has not so Transferred the Subject Shares to the Outside Party within said ninety (90) day period, then such remaining Subject Shares thereafter shall continue to be subject to all of the restrictions contained in this Agreement as though no Option Notice had ever been given.

(d) At the closing of any purchase of Subject Shares pursuant to this Section 4.1, the Selling Party shall deliver certificates representing such Subject Shares duly endorsed for transfer and accompanied by all requisite stock transfer taxes, and such Subject Shares shall be free and clear of any and all Liens (other than those arising under this Agreement and as set forth in the Option Notice) and the selling Person shall represent and warrant to such effect and to the effect that such selling Person is the beneficial owner of such Subject Shares. The party or parties making such purchase shall deliver at such closing, by certified or bank check, payment in full for the Subject Shares being purchased by such Purchasing Parties. At such closing, all of the parties to the transaction shall execute such additional documents as are necessary or appropriate.

(e) If, in any instance, either the Company or Non-Selling Party elects not to exercise his or its rights hereunder or elects to waive such rights, such election shall not constitute a waiver of such Non-Selling Party's rights to receive an Option Notice in the case of any Transfer subsequently proposed which is subject to this Agreement.

4.2 Involuntary Transfers.

(a) Each Management Shareholder shall notify the Investor and the Company promptly upon the occurrence of an Involuntary Transfer. If an Involuntary Transfer of any of Shares shall occur, the Investor and the Company shall have the same rights of first refusal under Section 4.1 above with respect thereto (the "**Transferred Shares**") as if the Involuntary Transfer had been a proposed voluntary Transfer by such holder of Shares, except that:

(i) The periods within which such rights must be exercised shall run from the date notice of the Involuntary Transfer is received from the holder of Shares, or its legal representatives, with respect to which such Involuntary Transfer has occurred;

(ii) Such rights shall be exercised by notice to the involuntary transferee rather than to the holder of Shares with respect to which such Involuntary Transfer has occurred; and

(iii) The purchase price of any Transferred Shares shall be the Fair Market Value of such Transferred Shares on the date that the rights of first refusal provided by this Section 4.2 are exercised with respect to such Transferred Shares.

(b) At the closing of any purchase of Transferred Shares, the involuntary transferee shall deliver certificates representing the Transferred Shares being purchased by the relevant Investor, as the case may be, duly endorsed for transfer and accompanied by all requisite stock transfer taxes. The Investor making such purchase of the Transferred Shares, shall deliver at closing, by a certified or bank check, payment in full of the purchase price. At such closing, all of the parties to the transaction shall execute such additional documents as are necessary or appropriate.

(c) In the event that the provisions of this Section 4.2 shall be held to be unenforceable with respect to any particular Involuntary Transfer of Shares, the Investor shall have a right of first refusal as set forth in Section 4.1 hereof if the involuntary transferee subsequently obtains a Bona Fide Offer for and desires to Transfer such Shares.

4.3 Application of First Refusal Rights and Obligations. The requirements of this Section 4 shall not apply to any Shares Transferred to any Management Shareholder or a Permitted Transferee, or any Transfer of Shares pursuant to an underwritten public offering registered under the Act or an Exempt Transfer.

5. Tag-Along Rights. No Management Shareholder shall Transfer in a bona fide sale for value (a "**Tag-Along Sale**") any Shares to any Person, other than a Permitted Transferee, unless the Investors are offered the chance to participate in such sale in the manner and on the terms set forth in this Section 5.

5.1 Offer. Before such Management Shareholder of the Company may sell any of its Shares in a Tag-Along Sale such Person (the "**Proposed Seller**") shall promptly (and in no event less than 30 days prior to the consummation thereof) deliver a notice (the "**Tag-Along Notice**") to each Investor.

(a) If an arm's length offer has been received by the Proposed Seller, the Tag-Along Notice shall include a true copy of the Bona Fide Offer from the Person proposing to buy the relevant Shares (the "**Proposed Buyer**"), which shall set forth the complete terms and conditions of the proposed sale, including the number of Shares proposed to be purchased, the purchase price, the method and terms of payment therefor, the name and address of the Proposed Buyer, and the other principal terms of the proposed transaction (the "**Proposed Sale**"). If an

arm's length offer has not been received by the Proposed Seller, the Tag-Along Notice shall include the number of Subject Shares the Proposed Seller desires to transfer, the purchase price therefor, and a summary of the other material terms of the Proposed Sale.

(b) The Tag-Along Notice shall also contain an offer by the Proposed Seller to include in the Proposed Sale to the Proposed Buyer, at the option of each Investor, that number of such holder's Shares as is determined in accordance with Section 5.2 hereof, on the same terms and conditions as the Proposed Seller shall sell his Shares; and

(c) If a Bona Fide Offer has been received, the Tag-Along Notice shall further contain an acknowledgment from the Proposed Buyer of his willingness to purchase such number of Shares as shall be includable in such Proposed Sale pursuant to Section 5.2 hereof.

5.2 Time and Manner of Acceptance. Any Investor that desires to accept the offer contained in the Tag-Along Notice shall notify the Proposed Seller in writing within fifteen (15) Business Days after its receipt of the Tag-Along Notice. Any Investor, that has not so accepted such offer in writing shall be deemed to have waived all of its rights with respect to the Proposed Sale, and the Proposed Seller shall thereafter be free to sell an amount of Shares not exceeding the total number of Shares specified in the Tag-Along Notice, at a price no greater than the minimum price set forth in the Tag-Along Notice and on otherwise substantially no more favorable terms than as set forth in the Tag-Along Notice, without any further obligation to any such non-accepting Investor.

An acceptance by any Investor of the offer contained in the Tag-Along Notice shall be irrevocable except as provided in Section 5.3 hereof, and such accepting Investor shall be entitled to sell in the Proposed Sale, on the same terms and conditions as the Proposed Seller, that number of its Shares which is equal to the Pro Rata Share for such Investor. As used in this section, "Pro Rata Share" means the percentage X/(Y+Z) for the Tag-Along Sale, where "X" equals the number of Shares that are owned by or issuable to the Person, whose Pro Rata Share is to be calculated, immediately prior to the proposed sale, "Y" equals the number of Shares that are owned by or issuable to all Persons entitled to exercise Tag Along rights with respect to the proposed sale, and "Z" equals the number of Shares that are owned by or issuable to the Proposed Seller prior to the proposed sale, as defined herein.

5.3 Closing. Any Investor that has accepted the offer contained in the Tag-Along Notice shall take such actions and execute such documents and instruments as shall be reasonably necessary or desirable to consummate the Proposed Sale expeditiously and on the same terms as the Proposed Sale. If at the end of ninety (90) days following the date on which the Tag-Along Notice was given the Proposed Seller has not completed the Proposed Sale in accordance with the terms hereof, any accepting Investor shall, at its option, be released from its acceptance under Section 5.2 hereof and all restrictions of the Proposed Seller contained in this Section 5 shall again be in effect. All costs and expenses incurred by the Proposed Seller in connection with any sale that is actually consummated under this Section 5, including without limitation all attorneys' fees and disbursements and any finders' or brokerage fees or commissions, shall be allocated pro rata among the Proposed Seller and any accepting Investor according to the number of Shares sold by each. The portion of such costs and expenses

allocable to any accepting Investor shall be remitted to or as directed by the Proposed Seller promptly after notice thereof, together with reasonably supporting calculations.

At the closing of any sale under this Section 5.3, any accepting Investor shall deliver certificates representing the Shares to be sold by it, duly endorsed for transfer with signature guaranteed and with any stock transfer tax stamps affixed, against delivery of the applicable purchase price. Such Shares shall be free and clear of any and all Liens (other than those created under this Agreement or as set forth in the Tag-Along Notice) and such accepting Investor shall represent and warrant to such effect and that such accepting Investor is the sole beneficial owner of such Shares. Any Shares sold to the Proposed Buyer in compliance with Sections 5.1 through 5.3 hereof shall no longer be subject to the provisions of this Agreement.

5.4 Applicability of Tag-Along Provisions and Obligations. The requirements of this Section 5 shall not apply to any Shares Transferred to any Investor pursuant to Section 4 or to any Permitted Transferee or Shares proposed to be sold in an underwritten public offering registered under the Act or any Exempt Transfer.

6. Preemptive Rights. Subject to the terms and conditions specified in this Section 6, the Company hereby grants to the Investor (a **"Rights Holder"**) a right of first offer with respect to future sales by the Company of its Equity Interests. For purposes of this Section 6, a Rights Holder includes any general partner and Affiliate of a Rights Holder. Each time the Company proposes to offer any Equity Interests, the Company shall first make an offering of such Equity Interests to each Rights Holder in accordance with the following provisions:

6.1 The Company shall deliver a notice to each Rights Holder stating (i) its bona fide intention to offer such Equity Interests, (ii) the number of such Equity Interests to be offered (and in each case each Rights Holder's proposed percentage allotment determined in accordance with subsection (b) hereof), and (iii) the price and terms, if any, upon which it proposes to offer such Equity Interests.

6.2 Within 10 Business Days after receipt of the notice, each Rights Holder may elect to purchase or obtain, at the price and on the terms specified in the notice, up to that portion of such Equity Interests equal to such Rights Holder's pro rata share of such Equity Interests (based on the amount of Equity Interests held by such Rights Holder relative to the total of the outstanding Equity Interests).

6.3 If all Equity Interests referred to in the Notice are not elected to be obtained as provided in subsection (b) hereof, the Company may, during the 90-day period following the expiration of the period provided in subsection (b) hereof, offer the remaining unsubscribed portion of such Equity Interests to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Equity Interests within such period, or if such agreement is not consummated within 90 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Equity Interests shall not be offered unless first reoffered to the Rights Holder in accordance herewith.

6.4 The preemptive right in this Section 6 shall not be applicable (i) to the issuance of Equity Interests pursuant to the conversion or exercise of convertible or exercisable securities, (ii) to the issuance of Equity Interests in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (iii) to the issuance of Equity Interests as part of any recapitalization or reorganization, (iv) as a distribution to the holders of its Common Stock in the form of Equity Interests of the Company, (v) to the issuance of Common Stock or options for Common Stock pursuant to an employee stock option plan, stock bonus plan, stock grant plan or other equity program established for the benefit of the Company's officers, directors, employees or consultants (in their capacity as such), except the Management Shareholders, but in no event involving in the aggregate more than 2,920,963 shares of Common Stock, as adjusted for stock splits, stock dividends, contributions and redemptions pursuant to exercises of the Call Options, as defined in the Warrants, and the like.

7. Board of Directors, Committees and Shareholders.

(a) Number of Directors. Each Management Shareholder, in his capacity as a shareholder of the Company and the Company in its capacity as a shareholder of the Subsidiaries, shall from time to time take such action, including the voting of securities owned by the Management Shareholder and the Company or executing a written consent in lieu thereof, as may be necessary to cause the Company and each Subsidiary to be managed by a Board consisting of not more than seven (7) directors.

(b) Election of Directors. Upon an Event of Default (as defined in the Securities Purchase Agreement) and for so long as an Event of Default is continuing, each Management Shareholder in his capacity as a shareholder of the Company and the Company in its capacity as a shareholder of the Subsidiaries, shall, promptly after the execution of this Agreement and at any time and from time to time thereafter that directors of the Company are to be elected, take such action (including voting, in person or by proxy, all of the Shares owned by the Shareholder or executing a written consent in lieu thereof) as may be necessary to provide for the election of one (1) director to be designated by the Investors holding Notes representing a majority of the outstanding principal amount thereunder.

(c) Irrevocable Proxy. In order to secure the Company's and each Management Shareholder's obligation to vote his/her or its Common Stock in accordance with the provisions of this Section 7, the Company and each Management Shareholder hereby appoints C_3 Capital Partners, L.P. (as the representative of the Investor) as his/her or its true and lawful proxy and attorney-in-fact with full power of substitution to vote all of his/her or its Common Stock or Subsidiary Common Stock, as the case may be, for the election of the Investor's designee as a member of the board of directors of the Company or any Subsidiary upon an Event of Default and for as long as an Event of Default is continuing, but for no other purpose. The proxies and powers granted by the Company and each Management Shareholder pursuant to this Section 7(c) are coupled with an interest and are given to secure the performance of the Company and the Management Shareholder's obligations to the Investor under this Section 7. Such proxies and powers shall remain in force for a period of 21 years or until any

earlier termination of this Agreement or the repayment of the Notes in full and shall survive the death, and competency and disability of the Company and each Management Shareholder.

8. Termination. This Agreement shall terminate on the first to occur of the following: (i) the written approval of the Majority Holders and a majority in interest of the issued and outstanding shares of Common Stock held by the Management Shareholder; (ii) upon the occurrence of a Qualified Sale, or (iii) on the effective date of a Qualified Public Offering so long as the net proceeds thereof are applied to fully repay the principal and accrued and unpaid interest represented by all outstanding Notes.

9. Miscellaneous.

9.1 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid or sent via facsimile to the number set forth below with a copy mailed to the recipient as set forth above. Such notices, demands and other communications shall be sent to the Company and to the Investor as follows:

If to the Company:	Raybor Management, Inc. 221 West 10th Street Medford, OR 97501 Attention: Dennis Simpson Facsimile: (541) 282-0135
With a copy to:	Reed Smith, LLP 1999 Harrison Street, 24th Floor Oakland, CA 94612 Attention: Don C. Reinke, Esq. Facsimile: (510) 273-8832
If to Investor:	C_3 Capital Partners, L.P. 4520 Main Street. Suite 1600 Kansas City, MO 64111 Attention: Steve Swartzman Facsimile: (816) 756-5552
With a copy to:	Polsinelli Shalton Welte Suelthaus PC 700 W. 47th Street, Suite 1000 Kansas City, Missouri 64112 Attn: Dan Flanigan Facsimile: (816) 753-1536

If to any other Shareholder, to such holder at his, her or its address set forth in the Company's stock transfer register.

9.2 Changes and Modifications; Termination; Actions Under this Agreement. This Agreement may not be orally changed, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be terminated, changed, modified or extended, and consents hereunder may be granted, only by an agreement in writing signed by the Investor, each Management Shareholders, and the Company.

9.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

9.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

9.5 Severability. If in any judicial proceedings a court shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced.

9.6 Governing Law. This Agreement shall be construed under and governed by the domestic substantive laws of the State of Missouri.

9.7 Remedies. The parties hereto shall have all remedies for breach of this Agreement available to them provided by law or equity. Without limiting the generality of the foregoing, the parties agree that in addition to all other rights and remedies available at law or in equity, the parties shall be entitled to obtain specific performance of the obligations of each party to this Agreement and immediate injunctive relief, and that in the event any action or proceeding is brought in equity to enforce the same, no Shareholder will urge, as a defense, that there is an adequate remedy at law.

9.8 Legends. Each certificate representing Shares or Warrant shall bear a legend in substantially the following form:

> THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED, OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR SUBMISSION TO RAYBOR MANAGEMENT, INC. OF INFORMATION, AND AT ITS OPTION AN OPINION OF COUNSEL SATISFACTORY TO IT IN FORM AND SUBSTANCE, INDICATING THAT REGISTRATION OR QUALIFICATION UNDER THOSE LAWS IS NOT REQUIRED. TRANSFER OF THE SECURITIES EVIDENCED HEREBY ALSO IS RESTRICTED BY THE

Whenever any Shares shall cease to be Shares covered by this Agreement, the holder thereof shall be entitled to receive without expense a new certificate or certificates for such shares omitting the legend set forth above.

9.9 Gender. Unless the context otherwise clearly requires, as used herein, the masculine pronoun shall include the neuter and the feminine and the neuter pronoun shall include the masculine and the feminine.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seal, as of the date first above written.

RAYBOR MANAGEMENT, INC.

By:______________________

Jeff Hoyal, Pres

C_3 CAPITAL PARTNERS, L.P.

By:______________________

______________________, ______________

____

JEFFREY D. HOYAL

____

DENNIS L. SIMPSON

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seal, as of the date first above written.

RAYBOR MANAGEMENT, INC.

By:________________________________
________________________, __________

C_3 CAPITAL PARTNERS, L.P.

By: [signature]
Steven Swartzman, Manager

____
JEFFREY D. HOYAL

____
DENNIS L. SIMPSON